EXHIBIT 2

GRANT OF POWER OF ATTORNEY

     Effective as of January 1, 2004, each individual listed on Schedule A attached hereto (each, a "Granting Individual") and each entity listed on Schedule A attached hereto and any other entity affiliated with Accel of which any of the Granting Individuals is a member, partner, officer or equity holder hereby constitutes and appoints each of Richard H. Zamboldi and Tracy L. Sedlock as his, her or its lawful attorney-in-fact and agent with full power of substitution to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or person who may be deemed to beneficially own more than 10% of the stock of a portfolio company held or previously held by one or more of the Granting Entities (the "Portfolio Companies"), Forms 3, Forms 4 and Forms 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

     (2) execute for and on behalf of the undersigned, in the undersigned's capacity as a person who may be deemed to beneficially own more than 5% of the stock a Portfolio Company, Schedule 13D and Schedule 13G, and any and all amendments thereto, in accordance with Section 13 of the Exchange Act;

     (3) execute for and on behalf of the undersigned a Form 13F to the extent required to do so and all amendments thereto in accordance with Section 13 of the Exchange Act;

     (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, Forms 4, Forms 5, Schedules 13D, Forms 13F and Schedules 13G (and any amendments thereto) and timely file any such forms and schedules with the United States Securities and Exchange Commission and any other authority; and

     (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done pursuant to this power of attorney. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Exchange Act.

     This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, Forms 4, Forms 5, Schedules 13D, Forms 13F and Schedules 13G with respect to the undersigned's holdings of and transactions in Portfolio Company securities, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

     As of the date set forth above, each of the undersigned persons, individually and in his capacity as a member, partner, officer or equity holder (each, a "Constituent Member") of a Granting Entity and as a member, partner, trustee or equity holder of any Constituent Member, hereby consents to, and causes each such Granting Entity and Granting Individual, to consent to and cause, the grant of Power of Attorney set forth herein.

Schedule A

GRANTING ENTITIES AND INDIVIDUALS

Accel Japan L.P.
Accel Japan Associates L.P.
Accel Internet/Strategic Technology Fund L.P.
Accel Internet/Strategic Technology Fund Associates L.L.C.
Accel III L.P.
Accel III Associates L.P.
Accel IV L.P.
Accel IV Associates L.P.
Accel V L.P.
Accel V Associates L.L.C.
Accel VI L.P.
Accel VI-S L.P.
Accel VI Associates L.L.C.
Accel VII L.P.
Accel VII Associates L.L.C.
Accel VIII L.P.
Accel VIII Associates L.L.C.
Accel Internet Fund II L.P.
Accel Internet Fund II Associates L.L.C.
Accel Internet Fund III L.P.
Accel Internet Fund III Associates L.L.C.
Accel Internet Fund IV L.P.
Accel MeriTech Associates L.L.C.
Accel MeriTech Associates II L.L.C.
Accel Europe Partners L.L.C.
Accel Investors '89 L.P.
Accel Investors '90 L.P.
Accel Investors '91 L.P.
Accel Investors '92 L.P.
Accel Investors '93 L.P.
Accel Investors '94 L.P.
Accel Investors '95 L.P.
Accel Investors '95(B) L.P.
Accel Investors '96 L.P.
Accel Investors '96(B) L.P.
Accel Investors '97 L.P.
Accel Investors '97(B) L.P.
Accel Investors '98 L.P.
Accel Investors '98(B) L.P.
Accel Investors '98-S L.P.
Accel Investors '99 L.P.
Accel Investors '99(B) L.P.
Accel Investors '99(C) L.P.
Accel Investors 2000 L.L.C.
Accel Investors 2002 L.L.C.
Accel Investors 2003 L.L.C.
Accel Investors 2004 L.L.C.
Accel Keiretsu L.P.
Accel Keiretsu V L.P.
Accel Keiretsu V Associates L.L.C.
Accel Keiretsu VI L.P.
Accel Keiretsu VI Associates L.L.C.
Accel Partners & Co. Inc.
ACP Family Partnership L.P.
Ellmore C. Patterson Partners
Swartz Family Partnership L.P.
Swartz Foundation Trust
Accel MeriTech Investors L.P.
Accel MeriTech Investors II L.L.C.
Accel Europe Investors 2001 L.P.
Accel Europe Investors 2003 L.P.
Accel Europe Investors 2004 L.P.
Accel AKI Investors L.L.C.
Accel Europe L.P.
Accel Europe Associates L.P.
Accel Europe Associates L.L.C.
Accel Europe Guernsey Limited
John C. Colligan
Peter H. Fenton
Theresia Gouw Ranzetta

     IN WITNESS WHEREOF, each of the undersigned individuals has executed this Grant of Power of Attorney or a counterpart hereto as of the date first set forth above.

/s/ John C. Colligan
John C. Colligan in his individual capacity and as member, partner, officer or equity holder of every Granting Entity of which he is a member, partner, officer or equity holder

/s/ Peter H. Fenton
Peter H. Fenton in his individual capacity and as member, partner, officer or equity holder of every Granting Entity of which he is a member, partner, officer or equity holder

/s/  Theresia Gouw Ranzetta
Theresia Gouw Ranzetta in her individual capacity and as member, partner, officer or equity holder of every Granting Entity of which she is a member, partner, officer o